Exhibit 3(i)

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NEW YORK COMMUNITY BANCORP, INC.”, CHANGING ITS NAME FROM “NEW YORK COMMUNITY BANCORP, INC.” TO “FLAGSTAR FINANCIAL, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF OCTOBER, A.D. 2024, AT 4:13 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2024 AT 5 O’CLOCK P.M.

2344167 8100	Authentication: 204600987
SR# 20243907038	Date: 10-10-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

New York Community Bancorp, Inc., a corporation organized and existing under and by virtue of the state of Delaware (the “Corporation”), does hereby certify:

First: The name of the Company is New York Community Bancorp, Inc. The Company was originally incorporated under the name Queens County Bancorp, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 16, 1993. Certificates of Amendment were filed with the Secretary of State of the State of Delaware on August 11, 1998 and November 20, 2000. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2001. Certificates of Amendment were filed with the Secretary of State of the State of Delaware on May 14, 2003, November 6, 2003, April 26, 2016, June 7, 2024, and July 11, 2024.

Second: This Certificate of Amendment hereby amends Article FIRST of the Corporation’s Amended and Restated Certificate of Incorporation to read in its entirety as follows:

FIRST: The name of the Corporation is Flagstar Financial, Inc. (hereinafter sometimes referred to as the “Corporation”).

Third: This Certificate of Amendment shall become effective as of October 25, 2024 at 5:00 p.m. Eastern time.

Fourth: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Board of Directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment.

Fifth: All other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

State of Delaware Secretary of State Division of Corporations Delivered 04:13 PM 10/09/2024 FILED 04:13 PM 10/09/2024 SR 20243907038 - File Number 2344167

In witness whereof, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed as of this 9th day of October, 2024.

/s/ Bao Nguyen
By:	Bao Nguyen
Title:	Senior Executive Vice President, General Counsel, & Chief of Staff